Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 1, 2013, with respect to the financial statements of BIO-Key International, Inc. (the “Company”), included in the Amended Registration Statement (Form S-1/A) and related Prospectus of the Company for the registration of 65,733,688 shares of its common stock.

/s/ ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey

December 27, 2013